UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025 (January 1, 2025)

BIP Ventures Evergreen BDC

(Exact name of registrant as specified in its charter)

Delaware	000-56550	93-6632897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3575 Piedmont Rd NE
Building 15, Suite 730
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 410-6476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Second Amended and Restated Investment Advisory Agreement

On January 1, 2025, BIP Ventures Evergreen BDC, a Delaware statutory trust (the “Company”), entered into a Second Amended and Restated Investment Advisory Agreement (the “Second Amended Advisory Agreement”) with BIP Capital, LLC, a Delaware limited liability company, as investment adviser to the Company (the “Adviser”), in connection with the previously announced results of the Company’s November 20, 2024, special meeting of shareholders (the “Special Meeting”) where certain amendments were approved to the Amended and Restated Investment Advisory Agreement, dated August 7, 2024 (the “First Amended Advisory Agreement”). The Second Amended Advisory Agreement was duly adopted by the Company’s Board of Trustees (the “Board”) at a meeting held on November 6, 2024 (the “Board Meeting”), pending shareholder approval at the Special Meeting.

The Second Amended Advisory Agreement amends and restates the First Amended Advisory Agreement to re-characterize the incentive fees (the “Incentive Fee”) payable to the Adviser as an incentive allocation (the “Incentive Allocation”). The terms of the First Amended Advisory Agreement are unchanged, except to reflect the recharacterization from the Incentive Fee to the Incentive Allocation, conforming definitional edits and other conforming edits to accommodate such recharacterization, including the associated tax treatment, and to address the transition from the Incentive Fee to the Incentive Allocation.

This summary is qualified in its entirety by reference to the full text of the Second Amended Advisory Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Second Amended and Restated Agreement and Declaration of Trust

On January 1, 2025, the Company entered into a Second Amended and Restated Agreement and Declaration of Trust (the “Second Amended Declaration of Trust”), in connection with the previously announced results of the Special Meeting. The Board adopted the Second Amended Declaration of Trust at the Board Meeting pending shareholder approval of the Second Amended Advisory Agreement at the Special Meeting.

The Second Amended Declaration of Trust amends and restates the First Amended and Restated Agreement and Declaration of Trust, dated as of July 11, 2023 (the “First Amended Declaration of Trust”), to recharacterize the Incentive Fee payable to the Adviser to an Incentive Allocation. The terms of the First Amended Declaration of Trust are unchanged, except to reflect the recharacterization from the Incentive Fee to the Incentive Allocation, conforming definitional edits and other conforming edits to accommodate such recharacterization, including the associated tax treatment, and to address the transition from the Incentive Fee to the Incentive Allocation.

This summary is qualified in its entirety by reference to the full text of the Second Amended Declaration of Trust, filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Agreement and Declaration of Trust, dated January 1, 2025
10.1	Second Amended and Restated Investment Advisory Agreement, dated January 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIP Ventures Evergreen BDC
Dated:	January 2, 2025	/s/ Mark Buffington
Mark Buffington Chairman of the Board and Chief Executive Officer